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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Del Monte Foods Company of our report dated July 12, 2002 except for the information in Note 6, Note 9 and the consolidating balance sheets and consolidating statements of income included in Note 17 applicable to the years ended May 1, 2002 and May 2, 2001 as to which the date is July 17, 2003, and except for the consolidating statements of cash flows included in Note 17 applicable to the years ended May 1, 2002 and May 2, 2001 as to which the date is September 18, 2003, relating to the combined financial statements of Del Monte Foods Company and subsidiaries (formerly known as SKF Foods Inc.), which report appears in the current report on Form 8-K of Del Monte Foods Company dated September 19, 2003. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP


Pittsburgh, Pennsylvania
September 18, 2003